                         PAYMENT DEFERRAL AGREEMENT            EXHIBIT 10.17


         This Agreement dated March 26, 1999 is between Stanwich Financial Services Corp. ("SFSC") and NAB Asset Corporation ("NAB").

                                    RECITALS:

         1. NAB is indebted to SFSC under the following instruments (collectively, the "NOTES" and, individually, a "NOTE"):

                  (1) Promissory Note dated June 27, 1997 in the original principal amount of $800,000;

                  (2) Line of Credit Note dated August 28, 1997 in a principal amount not to exceed $5,000,000;

                  (3) Promissory Note dated September 30 , 1997 in the original principal amount of $2,500,000;

                  (4) Promissory Note dated December 30, 1997 in the original principal amount of $4,000,000 (acquired by SFSC by assignment from Consumer Portfolio Services, Inc.);

                  (5) Promissory Note dated March 12, 1998 in the original principal amount of $900,000; and

                  (6) Promissory Note dated March 13, 1998 in the original principal amount of $1,100,000.

         2. NAB has requested that SFSC agree to amend the Notes to defer principal and interest payments thereunder, and SFSC is willing to do so on the terms and conditions hereinafter set forth.

        NOW THEREFORE, the parties agree as follows:

         1. Subject to paragraphs 2, 3, 4 and 5, below, each of the Notes is hereby amended to grant to NAB the option to defer making any or all Scheduled Payments until January 3, 2000. As used herein, the term "Scheduled Payments" means payments of principal and interest under the Notes that are scheduled by the terms thereof to be paid during the period beginning on the date hereof and ending on December 31, 1999.

         2. Each of the Notes is hereby further amended to provide that, if pursuant to paragraph 1, above, NAB defers any Scheduled Payment that is an interest payment, the amount thereof shall itself bear interest, at a rate equal to the rate at which interest accrues on the principal of such Note, during the period from the original due date of such deferred payment (as scheduled in the applicable Note, before giving effect to this Agreement) to the date such deferred payment is made. Each item of additional interest provided for in this paragraph 2 shall be payable on the earlier to occur of (i) January 3, 2000 or (ii) the date of which the deferred interest to which such additional interest relates is paid.

         3. As used herein, the term "Corporate Transaction" means any transaction in which (i) NAB borrows money from a lending institution and/or (ii) all or substantially all of the capital stock or assets of a subsidiary of NAB are sold (in one or more transactions) other than in the ordinary course of business. If, after the date hereof, NAB consummates one or more Corporate Transactions prior to the payment of the Notes in full and if the aggregate net proceeds received therefrom by NAB and/or its subsidiaries at any time or from time to time exceeds $400,000 or such lesser amount as NAB's Board of Directors may determine, then, in such case, NAB shall use the entire amount of such excess net proceeds (up to but not exceeding the aggregate amount of NAB's indebtedness under the Notes, as amended hereby) to pay or prepay its indebtedness under the Notes, not later than the next business day after each such receipt of excess net proceeds by NAB and/or its subsidiaries; provided, however, that NAB shall be obligated to so use such excess net process only to the extent it can do so without causing a breach or default by itself or any such subsidiary under any agreement existing on the date hereof to which it or any such subsidiary is a party. NAB hereby agrees to use its best efforts to effect one or more Corporate Transactions as soon as possible with gross proceeds of at least $5,000,000; provided that such transactions are determined by NAB's Board of Directors to be fair to and in the best interests of NAB and its shareholders. Any failure by NAB to make any prepayment required by this paragraph 3 shall constitute a default or event of default under all of the Notes, with the result that, at SFSC's option, all of the indebtedness under all of the

                  Notes shall accelerate and become immediately due and payable, without demand, notice presentment or any other legal formalities. If the amount prepaid pursuant to this paragraph is less than the aggregate amount then outstanding under the Notes, then, in such case, such prepayment shall be applied, first, towards the payment of interest (including additional interest, if any, under paragraph 2, above) under the Notes and, second, towards the payment of principal under the Notes, in both cases in such order and such manner as may be determined by SFSC in its discretion.

         4. The foregoing amendments to the Notes shall not be construed to amend, alter, modify, limit, impair or otherwise affect in any manner SFSC's right under any Note to accelerate the payment of the indebtedness thereunder upon the occurrence of a default or event of default thereunder, in accordance with the terms of such Note.

         5. NAB's rights to prepay the Notes without penalty, as provided for therein, is hereby confirmed.



        IN WITNESS WHEREOF, the parties have signed this Agreement on the date first above written.


STANWICH FINANCIAL SERVICES CORP.           NAB ASSET CORPORATION


By: /s/ Charles E. Bradley, Jr.             By: /s/ Alan Ferree
    ----------------------------------          --------------------------------
Name: Charles E. Bradley, Jr.               Name: Alan Ferree
Title: Vice - President                     Title: Senior Vice President